FRANKLIN/TEMPLETON GROUP OF FUNDS
777 Mariners Island Boulevard
San Mateo, California 94404





June 27, 1995

Filed Via EDGAR (CIK #0000872625)
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.   20549

Re:  Rule 24f-2 Notice for Franklin Strategic Series
     File No.  33-39088

Gentlemen:

Pursuant to Rule 24f-2 under the Investment Company Act of 1940, Franklin Strategic Series (the "Fund") hereby files its Rule 24f-2 Notice for the fiscal year ended April 30, 1995 (the "Fiscal Year"). The registration fee, shown in the attached calculation, has been transmitted via wire transfer to the Mellon Bank.

At the beginning of the Fiscal Year, the Fund did not have any shares of beneficial interest which had been registered under the Securities Act of 1933 other than pursuant to Rule 24f-2, but which remained unsold.

During the Fiscal Year, the Fund did not register shares of beneficial interest other than pursuant to Rule 24f-2 and sold a total of 9,131,947 shares. 1/ All of the Fund shares sold during the Fiscal Year were sold in reliance upon the registration pursuant to Rule 24f-2. Attached is an opinion of counsel indicating that these securities were legally issued, fully paid and non-assessable.


Sincerely yours,

FRANKLIN STRATEGIC SERIES

/s/ Larry L. Greene
Larry L. Greene
Assistant Secretary


1/Footnote to Rule 24f-2 Notice for Franklin Strategic Series

The calculation pursuant to subsection (c) of Rule 24f-2 of the fee in connection with the shares sold in reliance upon Rule 24f-2 is as follows:

Aggregate sales price of securities sold in
reliance upon Rule 24f-2 during Fiscal Year             $113,643,051


  Less:  the difference between:

  (1)  the aggregate redemption/
       repurchase price of Fund
       shares redeemed or repur-
       chased during the Fiscal
       Year and                              $72,197,329

  (2)  the aggregate redemption/
       repurchase price of Fund
       shares redeemed or repur-
       chased during the Fiscal
       year and previously applied
       pursuant to Rule 24e-2(a) in
       filings made pursuant to
       Section 24(e)(1) of the
       Investment Company Act of                 -0-      $72,197,329

Aggregate sales price on which fee
will be based                                             $41,445,722

Divided by:
Rate of fee pursuant to Section
6(b) of Securities Act of 1933                                   2900

Fee payable                                                   $14,292